Exhibit 99.2

Tidewater Annual Stockholders’ Meeting

July 9, 2009

Corporate Speakers

• Dean Taylor	Tidewater Incorporated	Chairman, President, CEO

• Joe Bennett	Tidewater Incorporated	EVP, Chief IR Officer

• Steve Dick	Tidewater Incorporated	EVP

• Quinn Fanning	Tidewater Incorporated	EVP, CFO

PRESENTATION

Dean Taylor: Hi. I’m Dean Taylor, Chairman and President and Chief Executive Officer of Tidewater Incorporated. It’s my pleasure to welcome all of you to the Company’s 53rd Annual Meeting of Stockholders. I will serve as Chairman of the meeting. And Clay Cambre, our Corporate Counsel and Assistant Secretary, will act as Secretary of the meeting. I call your attention to the Agenda and Rules of Conduct that were prepared for the meeting.

We will first take care of the formal business of the meeting, and then report to you on the Company’s operations for fiscal 2009. We will respond to all stockholder inquiries and comments. But during the formal process of the meeting, we ask that you direct any questions or comments to the particular item of discussion. If you have any questions or comments not directly related to any of the formal matters under discussion, please save them for the informal question and answer period, which will follow the business portion of the meeting.

Before proceeding to the business of the meeting, I would like to make some introductions. First, I’d like to introduce our former Chairman, John Laborde, who was our Chairman and Chief Executive Officer for 38 years. John, I think you’re in the audience.

John Laborde: I’m here, Dean.

Dean Taylor: Also, John’s right-hand man for many of those 38 years, Damon Bankston, our former President. Damon? And we have two former Directors with us today, Hugh Roff. Hugh, are you here? And Don Russell and his wife Norma, I think, are here. Don? Our current Directors are present for this morning’s meeting. They, please stand as you are introduced, are all, except for Mr. William O’Malley who will be retiring at the end of this year — at the end of this meeting, excuse me, all of the Directors will be standing for re-election.

Jay Allison, President, CEO, and Chairman of Comstock Resources. Jay, thank you. Jim Day, retired Chairman and former CEO of Noble Corporation, current Director of ONEOK Incorporated and EOG Resources Incorporated, and current Trustee of the Samuel Roberts Noble Foundation. Richard du Moulin, President of Intrepid Shipping, former Chairman and CEO of Marine Transport Corporation, Director of Teekay Tankers and Globe Wireless.

Wayne Leonard, CEO and Chairman of Entergy Corporation. Jon Madonna, former Chairman, President, and Chief Operating Officer of DigitalThink Incorporated, former President and CEO of Carlson Wagonlit Travel, former Vice Chairman of Travelers Group, former Chairman and Chief Executive Officer of KPMG, Director of AT&T Corporation, and Freeport McMoRan Copper & Gold Incorporated. Joseph Netherland, retired Chairman and CEO of FMC Technologies, current Director of FMC Technologies and Newfield Exploration Company.

William O’Malley, who will be retiring at the conclusion of this meeting, former Chairman, President, and CEO of Tidewater, former Chairman and Chief Executive Officer of Sonat Offshore Drilling Incorporated, former Director of Hibernia Corporation, Plains Resources, and BE&K Incorporated. Richard Pattarozzi, former Vice President of Shell Oil Company E&P, former President and Chief Executive Officer of Shell Deepwater Development Incorporated and Shell Deepwater Production Incorporated, current non-executive Chairman of the Board of Stone Energy Incorporated, current Director of Global Industries Limited and FMC Technologies.

Nick Sutton, Chairman and CEO of Resolute Natural Resources Company and affiliated entities, Founder and former Chairman and CEO of HS Resources Incorporated, former Director of Kerr-McGee Corporation. Cindy Taylor, President, Chief Executive Officer, and Director of Oil States International Incorporated. Jack Thompson, Management Consultant, former Vice Chairman of Barrick Gold Corporation, former Chairman and Chief Executive Officer of Homestake Mining Company, current Director of Century Aluminum Company Century Gold Incorporated.

I will now introduce the Company’s Officers, and ask each to rise as introduced. Quinn Fanning, Executive Vice President and Chief Financial Officer; Steve Dick, Executive Vice President; Joe Bennett, Executive Vice President and Chief Investor Relations Officer; Bruce Lundstrom, Executive Vice President and General Counsel; Gerry Kehoe, Senior Vice President; William Brown, Vice President; Craig Demarest, Vice President, Principal Accounting Officer, and Controller; Kevin Carr, Vice President, Taxation.

In attendance at today’s meeting are Tim Poche and Ricky Gibbs of Deloitte & Touche, the Company’s independent registered public accounting firm. Tim and Ricky, will you please stand? I think we just have Tim. It doesn’t look like Ricky made it. Okay. Should any stockholders desire to address any inquiries to Tim relating to the financial position of the corporation, they will be happy to respond during the question and answer session that follows the business portion of this meeting.

Tidewater has a very active Audit Committee, all of the members of which are outside Directors. Eight meetings of this very important Committee were held during the past year. We have with us today Jon Madonna, who is currently serving as Chairman of the Audit Committee. Should any of you have any questions related to the activities of the Audit Committee, I am sure that Jon will be pleased to respond appropriately during the question and answer portion of the meeting.

We will now proceed with the formal agenda of the meeting. This meeting is being held pursuant to notice mailed on June 4, 2009 to each shareholder of record of May 15, 2009. All documents concerning the call and Notice of the Meeting will be filed with the records of this meeting.

I have been informed that immediately prior to the commencement of the meeting, holders of 46,078,902 shares of the Company’s voting stock were present in person or in proxy. This is 89.16% of the outstanding voting stock of the Company. I declare a quorum present at the meeting. On behalf of the Board of Directors of the Company, we express our appreciation to all shareholders who returned their proxies.

Before proceeding with the meeting, I would like to describe the voting procedure. If any shareholder present has already submitted a valid proxy, it is not necessary to vote by ballot. Those of you who requested ballots so that you could vote individually were provided them when you entered the meeting. If anyone needs a proxy card or a ballot, please raise your hand and one will be delivered to you.

The first matter to be acted upon is the election of 11 Directors to serve for a term of one year. The nominees are M. Jay Allison, James C. Day, Richard T. du Moulin, J. Wayne Leonard, Jon C. Madonna, Joseph H. Netherland, Richard A. Pattarozzi, Nicholas Sutton, Cindy B. Taylor, Jack Thompson, and myself, Dean Taylor. As I previously mentioned, Bill O’Malley is retiring from the Board at this meeting.

Information about the nominees is in the Proxy Statement. The Company has not received timely notice of any other nominations by a shareholder as required under the bylaws. Therefore, I declare the nominations closed. If there are no questions, I will proceed to the next item of business.

The next order of business to approve the terms of the Tidewater Incorporated 2009 Stock Incentive Plan. A copy of the plan is attached as Annex C to the proxy statement. If there are no questions, I will now proceed to the next item of business.

The next order of business is to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Corporation and its subsidiaries for the fiscal year ending March 31, 2010. The selection of Deloitte and Touche as the Company’s independent registered public accounting firm for fiscal 2009 has been submitted for ratification at this meeting. If there are no questions, I will now proceed to the next item of business.

At this time, if anyone has not turned in his proxy card or a ballot, please raise your hand and an usher will collect them. I now declare the polls closed. I’ll now ask Joe Bennett, Steve Dick, and Quinn Fanning to report on the investor, operational, and financial state of the Corporation. Joe?

Joe Bennett: Thank you, Dean. In my role as Head of Investor Relations for this Company, I spend the majority of my time interacting with the investment community, with stockholders, perspective stockholders, but this is indeed an honor to be able to lead off our presentation of our fiscal ‘09 presentation to our stockholders.

With that, we unfortunately always have to lead off with our forward-looking statement disclaimer. Dean, Quinn, Steve, and I today may make some comments in regards to forward-looking statements. And this is the standard disclaimer that Bruce and the SEC makes us do, so here it is. But we’ll move quickly off of that.

Since this is the fiscal 2009 Annual Stockholders Meeting, the majority of our comments today will be in regards to fiscal ‘09. Here we are one quarter after that. Our June quarter has just ended. And the comments in regards to that June quarter will be saved for our conference call, which right now is scheduled for July 29 at 10 AM in the morning Central Time.

For anyone that has been at this meeting or any other meeting that Tidewater has presented at over the last many years, they know that we lead off with safety presentations and the importance of safety to our company. And one of the reasons is the safety of our crew personnel and our shore-based people around the world are of utmost importance to us, and especially considering a workplace for most of these employees.

This is some of the conditions that our employees need to work in day in/day out, and it is challenging. In some cases, there is a boat behind this wave. But more important, I wanted to give everybody a bird’s eye view. We don’t operate in this environment every single day, but certainly our crews sometimes look out of the window, and this is what they have to deal with.

And with these types of challenges, in fiscal ‘09 we went through our entire fiscal year with one lost time accident. It’s one accident where an employee couldn’t return to work the next day, and that was after 40 million man hours of work during the fiscal year. Also, a total recordable incident rate of 0.18, and you’ll see that in a minute and be expanded on a little bit later; second best in company history and that is per 200,000 man hours.

So it is very, very important that we continue to concentrate on our safety efforts. It’s something we do, including all of our Board of Directors, starting with them, all the way down to our very newest employee.

Some of the statistics that we have in regards to our safety program that we show at investor presentations is how we compare to other companies, not necessarily in our industry but ones that are known for having good safety performance. And you see Tidewater in the gold bar, each one of these continually getting better over the last many years and outperforming companies that are well-respected, Exxon, Dow, DuPont, BP, in their safety records. So, again, this is our total recordable incident rate.

Tidewater today. We wanted to cover — we thought back over this fiscal year. And you think about what has happened in the world over this past year’s time frame; a global recession, a new President, financial crisis, oil that started the year — our fiscal year, at $105, escalated up to $145, and then plummeted down to the $35 range and everything in between, and as we stand here today at about $60.

So we had to deal with that during this past fiscal year. And this is a checklist of, how did we do? And you’ll hear Quinn and Steve expand on these, so I’m just going to touch on them pretty quickly. Already talked about the solid safety record that we have; one LTA, 0.18 TRIR in fiscal ‘09 — second-best TRIR in company history. Our goal is always to have zero LTAs.

And, in fact, it has been since August 12 of ‘08 — we’re almost a year, and everyone here is going to knock on wood because I don’t want to jinx this, but it’s been 11 months since our last LTA. Our goal is to certainly go one year. But our goal is to continue that performance and have a full fiscal year and more with no lost time accidents, but it is a challenge every day.

An unmatched and a growing global footprint. Steve will cover this in more detail, but 50-plus years internationally and working in over 60 countries around the world, with the challenges that are presented with working in those countries and those cultures. An entire fleet earning very solid returns. This was our third consecutive fiscal year of record earnings in the Company’s 50-plus year history. And over that three-year period a 19.3% return on average equity over that period of time; we think, a pretty good performance considering everything that we’ve dealt with.

A very strong balance sheet. We didn’t perform short-term to give good results at the expense of the Company and the shareholders long-term; a 2.1% net debt to total cap at March 31. It’s a strong balance sheet that leads to the next. We continue to invest in new vessels with expanded capabilities. Steve will cover this more in detail. 17 deliveries of new equipment during fiscal ‘09, and 46 as of March 31st — 46 additional vessels under construction.

So, we continue to use our strong balance sheet to grow our fleet to replace old equipment with new equipment. And, a track record of very prudent capital management, and of returning capital to shareholders. It was right about this time last year that our Directors approved an increase in our dividend from what was $0.15 a quarter to $0.25 a quarter.

And Quinn will also cover in a minute our share repurchase program that has occurred over the last three or four years, and what the results of those are. So, I think that’s a pretty good report card of what Tidewater did during the fiscal year, and even subsequent to that.

Now, as we look forward then, there’s still many unanswered questions in our industry in the world today. The impacts of the financial crisis and the global recession is significant to us. Rig and vessel construction backlogs are very questionable now. There are over 600 vessels under construction today. There are certainly doubts as to what exactly will be delivered out of that group under construction.

The financial health of shipyards and competitors certainly comes into play there, also. Future oil and gas prices; who knows? You look at what has happened over the last year. And we can just imagine we’re going to be dealing with that kind of volatility going forward. That leads to E&P spending, which then leads to the activity of Tidewater.

So, that’s very important and very questionable at this time. It’s certainly down this calendar year, hopefully, and expected to be up a little bit next year. The Obama administration and their approach to energy and tax policy is certainly something that we keep a very, very close eye on. And we’re not quite sure where all that is going to head. It’s still unanswered. And all of that leads to ultimately our company in vessel utilization and pricing. So, we will continue to approach our work in a conservative manner, but be aggressive at the appropriate times.

Now, our strategy hasn’t changed much. We’ve shown this slide in some form or fashion the last several years, and it really hasn’t changed much. We believe that our culture is a competitive advantage for us. Our safety-oriented approach to things is second to none. Our deep knowledge of customer needs, that experience level international for 50 years — very, very important, and aggressive management of operating and capital costs.

We maintain maximum financial flexibility to deal with uncertainties. Again, being in this crazy business for over 50 years, we know that there are many uncertainties and volatilities, and we need to be prepared for that. We are, and have been prepared for what we have seen this past year.

We want to selectively deploy cash to renew the fleet and expanded capabilities. Again, Steve will cover our new construction program. And opportunistically utilize that balance sheet strength that I mentioned before by doing the right acquisitions at the right time at the right price only, and consistently focus on shareholder value, on creating additional shareholder value.

With that, I’m going to turn this over to Steve Dick. He’ll take you through some operations, and then Quinn will wrap up with the financial report.

Steve Dick: Everybody hear me all right? All right. Thank you, Joe. One of the things — a question that’s often asked, where does our company work? And this is a depiction of where we are deployed. And this is in numbers of PSVs and anchor handling towing supply vessels, and this is the actual vessel count. Additionally, the revenue of our Company comes 89% from international sources, and the profits of the Company 93%, matching the numerical total comes from the international operations of Tidewater.

The current revenue mix. Ten of our customers make up 60% of our revenues. And the good news for Tidewater is that these are customers who have broad programs and a lot of prospects to work. So, they will continue to be exploring and developing and producing throughout the economy and whatever changes take place.

The jackup market, 94% — 94 of the 338 jackups work for our top ten customers. So, we have a little bit of insulation with that. Additionally, some of the deepwater equipment that we have in our fleet is being deployed and is being used on the drill ships of the semi-submersibles around the world, as well.

As you can see, Tidewater is three times larger than our next three competitors. That gives us a significant advantage in being able to work in a lot of different places, as Joe showed you over 60 countries in the world where we are working. And we also have a lot of competition. We have over 300 competitors — 300 owners with 1,500 vessels. So, there is a lot of competition in these arenas. But our Management that’s in place and on the ground, certainly Tidewater gets our share of all of those revenue opportunities.

As of today, as Joe said, there are 630 vessels that are under construction. As you can see from this chart, 958 vessels today, or as of March 31st, are over 20 years old. So, there are 630 that are under construction; there’s 958 that are more than 40 years old. And, of course, they will continue to fall out of the market as time goes on. At what rate? That’s a question mark.

But, there will be some replacement because certainly the newer vessels as they are delivered will be replacing many of these ships, and we’ve got a good head-start on that part of the business.

Again, our ability to support continued fleet renewal is good because we have a strong balance sheet. Our ability to provide cash flows out of our continuing operations and the availability of lending is to our advantage. And, again, we try to strive for the balance between the performance, growth, and the financial strength.

The largest new fleet in the industry. As you can see, we’ve taken delivery of a number of vessels. Of the almost $2.9 billion, $1 billion that we’ve spent for the 207 vessels, only $600 million remains unfunded. So the rest of the money is committed. The construction is in place, and the vessels will be delivered over the next three years.

One of the things that we have tried to do over time is to get due diligence done on shipyards so that we know that we’re dealing with entities that will be able to start the project and then be able to finish the project, as well. I think we’ve done a pretty good job with that. There are — we’ve had some shipyards that delivered a little later than we would have hoped. But at least to this point, having a staff on the ground has given us a pretty good heads up when that happens, and then we can take steps to try to get that righted when it occurs.

In the last year, these are the vessels that we’ve had delivered. We’ve taken delivery of vessels from China, two different shipyards in Singapore, but the vessels were built in Batam, India, Italy, Poland, and Holland. So, we’ve pretty much covered the waterfront and are still looking, and are also continuing to evaluate the yards where we are building to see if there’s any opportunities for us there.

These are the various types of vessels that we’ve been building. These are anchor handling towing supply vessels, anywhere from 5,000 to 13,000 horsepower, and some PSVs that are capable of supporting the deepwater construction and exploration markets around the world.

This is an interesting slide. This shows you the number of vessels that we have today, including the new — the vessels that are under construction at the various yards. More telling is the number of vessels that have been disposed of since 2000 — January of 2000. And if you look at those vessels that were sold and/or scrapped, the gains on the sales of those vessels is over $240 million.

So, it’s been a nice contributor to the Company. It’s given us the opportunity to widow out some of the older equipment or the less able and capable equipment, and at the same time get some money for the Company and the shareholders with older equipment leaving the market.

And this is my last slide. This is — there are some assumptions here that need to be made, which is reducing the average age of Tidewater’s fleet. As you can see, it has been coming down, particularly as we started taking delivery of some of the new builds or some acquisitions when we had a chance to do that opportunistically and properly. And this would assume that Tidewater would continue with about a $500 million a year acquisition program, either by building or by acquisition, or if a company is available at the right price and the right time.

By the end of 2012, the average age of Tidewater’s entire fleet would become just slightly over ten years old — about 11.5 years old, and that’s certainly the direction that we’re heading. That’s a nice median to have. It gives you a nice mix of all the vessels or a little bit more mature vessels and new vessels, as well.

And with that, I’ll turn it over to Quinn. Thank you.

Quinn Fanning: Thank you, Steve. Good morning. As Dean mentioned, I’m Quinn Fanning, Tidewater’s Executive Vice President and Chief Financial Officer. Like the rest of our management team, I’m very pleased to have the opportunity to present to you our business, and recap 2009 financial results for you, our owners. We did have a good report card, as Joe went into, and I’ll go into a little bit more detail on that.

First, to provide a little bit of context. The broad oil field services sector and the offshore supply vessel business, in particular, is a cyclical business; it always has been, and we suspect, quite frankly, that it will continue to be for this foreseeable future. Joe noted that we do operate in a fluid operating environment.

And really what experience has showed us is that maintaining a steady hand, and particularly trying to control and investing a lot of our efforts in controlling the variables that are within our control, is ultimately what we’ll prove success on a through-cycle basis. The most important of those variables are costs or operating costs, new capital investment, both in terms of size and timing. And I think the report card that we’ll go through with you has shown that we have been reasonably good stewards in that regard.

This vessel you have in front of you is to be delivered at the end of this month in Gdansk, Poland. This is the J. Keith Lousteau. And those of us in management, and myself included, stand on very big shoulders of those that proceeded us. And I’d like to acknowledge Keith, my predecessor, who is in the audience with us today. Keith was one of those steady hands that I referred to a moment ago, and he does deserve a lot of the credit for the very strong financial position that Tidewater is in today.

The J. Keith Lousteau, like her namesake, represents what we think is the best of Tidewater and a very good example of the fleet renewal program that Steve was referring to in his comments. The vessel itself is a deepwater class, 13,700 brake horsepower anchor handling and towing supply vessel. I think it was just over the last couple of days she was certified at 168 tons of bollard pull.

So, again, we think this is a good example of what we’re doing with the capital that you’ve entrusted to us. And I would like to note that, like her namesake, she will come in at budget and report to duty early.

Unidentified Company Representative: And make the first pot of coffee.

Quinn Fanning: And make the first pot of coffee; exactly. The next slide, I think, is a reasonably good depiction of a multi-year report card for Tidewater. As you see, what this is showing is is earnings per share since 2004 — fiscal 2004, through the year that we just completed that we’ve been describing. Compound annual growth rate and earnings per share was 50% over this period of time.

Year-over-year growth in earnings per share on a diluted basis was 23.5%. While we have seen reasonably consistent movement up and to the right as we’d like to, unfortunately as you see in the yellow box the view of the market has ebbed and flowed. But we’re confident that if we keep doing the right things ultimately the share price will take care of itself.

Recapping fiscal 2009 from a financial performance perspective — I’ll make this quick since this was something that was walked through in great detail at our last earnings call. But, as you see, overall revenue grew about 9.5% in 2009 relative to 2008. Vessel revenue, which is really the driver of our business, was up 12% year-over-year. As you see, net earnings was up 17%. And earnings per share, as I mentioned, was up 23% plus year-over-year.

Just if you look at the last fiscal quarter on a relative basis to the prior quarter, which would have been our December quarter, we were off about 7%. But I remind you that December was the record performance in the Company history, but if you look at it on a year-over-year basis, we were up about 31% relative to the 4Q 2008. Cash operating margins, very importantly, were very strong, particularly in the second half of the year. For the year, they were 51.3%.

I remind you that cash operating margins refers to vessel operating expenses relative to vessel revenues. For the fourth quarter, there was a couple of unusual items, particularly in regards to insurance. But the fourth quarter was 55.6% cash operating margins, so I think that’s pretty impressive in any industry.

A couple of other final points that I would make in regards to stewardship of capital — return on invested capital, for fiscal 2008 was 18.3%. That is unleveraged returns and after tax, again, a very impressive performance and that’s across an average invested capital base of about $2 billion.

Finally, the point I would make is looking at cash operating — excuse me, net cash from operations relative to capital expenditures. As you see, the business has been self-financing in the last year. And as I’ve noted in recent earnings calls, our expectation is that including the construction in process, existing liquidity, including cash on the balance sheet, and unused bank capacity is more than sufficient for us to execute the business plan, including the completion of construction in progress without the need for external financing.

So to the extent that you see us doing external financing, keep in mind that is intended to be dry powder to be opportunistic in a market that we think will create some interesting opportunities for Tidewater.

Turning to the financial profile, as we said, at 3/31/2009, Tidewater, as you would expect, as this has been the case through certainly three CEOs and a long-tenure CFO before me, we continue to maintain a very conservative financial profile, both in regards to leverage and liquidity. As Joe mentioned, on a net debt to total cap basis, we’re substantially less than 5%. And we also, at 3/31, were posting about $550 million of available liquidity. Again, that includes cash on the balance sheet of about $250 million and unused revolver capacity of $300 million.

This next slide hopefully gives you a little bit of historical context in terms of financial performance. We think these are the two key metrics for you to understand what the Company is doing financially. This is vessel revenue and gross margins, which we use interchangeably with the cash operating margin term that I used a minute ago. Really what you see here is over a very long period of time, there has been a substantial progression in day rate and utilization.

I mentioned the average margins that we had in 2009. If you take a step back and look at that over a longer term period of time, the last decade, which spans our fleet renewal program, the average cash operating margin was 46.6%. And, again, the March quarter was about 56%. We had also provided guidance at our last call in May with the expectation that cash operating margins for the coming quarter would be in the 49% to 51% zip code. I guess the only other point that I would make is, with the exception of fiscal 2004, utilization across the fleet has been comfortably above 70% in all other years except for 2004.

This next slide is something that I think is an underappreciated aspect of Tidewater from an investor’s perspective, and that’s really what’s driving earnings and earnings growth. And what you see from this slide, the orange being cash operating margins generated from the new fleet — again, that’s vessels that we’ve taken delivery of or acquired since fiscal 2000 through the present period. That’s in orange. And then, the traditional vessels are those vessels that are of a vintage that precedes 2000.

And what this really demonstrates is that’s what driving earnings and earnings growth is the new equipment. And at least on a run rate basis in the quarter — the fourth fiscal quarter of 2009, you’ll see that that orange element of the graph represents about 60% of cash operating margins. So, again, that’s really the driver to the business.

In terms of the proof statements or the proof behind Joe’s statement in regards to us being reasonably consistent in our track record as capital managers, a couple of comments I’d make. First, in regards to the share repurchase program, we actually were renewed this morning the authorization which expired on June 30th for a $200 million share buyback program.

That has been inactive in recent quarters, A, because of the uncertain capital markets that we’ve been all living through; and B, quite frankly, we believe this is a market that probably creates interesting opportunities for us to invest in the fleet. And, as a result, we’ve been preserving financial capacity for that purpose. That said, Steve had reference a $3 billion capital program that we have been executing upon since the beginning of 2000.

As he mentioned, about $2.3 billion or $2.4 billion of that capital commitment has been expended to-date on the fleet renewal program, leaving us a bit over $600 million to complete the construction and process. If you stack on top of that that $2.3 billion or $2.4 billion, I referenced we have expended about a $0.5 billion to buy back shares. And with the dividend that we have most recently increased, we’ve spent about $100 million and some in dividends.

So, we’re well over $3 billion in terms of outflows on the fleet and then repatriating capital to our ownership. And even after that $3 billion, we end up with the balance sheet that I described, which is, again, pretty low leverage and more than ample liquidity to take advantage of opportunities.

The dividend for the coming quarter, in fact, was announced this morning via press release. And, again, our Board has supported a $0.25 dividend, which, again, is that dollar annualized level that Joe reference. And that would be payable to holders of record on September 4th, and paid on September 15th.

The point I make at the bottom here is that Tidewater is one of really just a handful of oil field services companies paying a dividend. We are the highest yielding Company within the Philadelphia Oil Field Services Index. I, individually — this is ultimately a Board decision, but I am comfortable that we have the financial ability to sustain that dividend. I’d also like to see that yield come down a little bit by the share price moving up a tad.

This is something that we recapped on our Annual Report, and give you a sense of total return for Tidewater relative to the S&P 500 and more — and also in regards to some of our closer peers, which is a composite of oil field services companies. And really what you see here is over a five-year period of time, we have both outperformed the peers and the S&P 500, at least in our view a little bit of a turtle and hare story here.

Certainly as the market got reasonably frothy in the 2008 period, our peers taken as a group outperformed us. But, again, we think that our commitment to making good decisions on a through-cycle basis will ultimately bear fruit and be recognized by shareholders. And I think that’s what you’re seeing that — the orange bar — while maybe not having the higher highs and the lower lows, has ultimately been a good story for shareholders.

A little bit of comparison of Tidewater to its more direct peers, both in terms of financial profile and valuation. This first slide — again, it’s not all of the peers that we evaluate, but it is a group of peers that A, provide the data that we need to put something like this together, and also are followed by the analyst community to the extent that we were going to use some forward-looking information.

What you see here is that the far left hand side of the chart is Tidewater. You see on a net debt basis, essentially your company is 100% equity financed. And, again, that’s because we have about $300 million of debt outstanding and about $300 million of cash on the balance sheet. And that green dot also highlights the net debt to total capitalization that I reference, which is just a scooch above zero.

Clearly, other companies have made different financing decisions — not suggesting it’s right or wrong; it’s just been different decisions. And really what you see here is SEACOR, Gulfmark, Hornbeck, Trico, and Groupe Bourbon, which trades on the Euronext in Paris. They are substantially more leveraged — and in many cases, have very substantial new construction commitments over and above this.

And since we are showing net debt, they clearly fall through on some construction that they have committed to, at least as we understand it publicly would require substantial external financing in a market that has opened and closed, as you’re probably well aware, over the last 12 months.

Final two slides for me, and this shows, again, a number of those companies where we had the available data, which is how the market is valuing us. We have our own point of view in terms of what’s a right and wrong valuation, but this is a democratic process. What you see on the left hand side of the chart is firm valuation, which is enterprise value over EBITDA. Tidewater certainly at the low end of the valuation spectrum.

We think this probably unfairly ignores what the scale and scope of our operations and the economies that they generate for us, but also the global footprint we have, the commodities that we’re leveraged to, oil versus natural gas. We believe we’re in the growth basins of the world, as opposed to other markets that have experienced more stress recently.

But at the end of the day, it is what it is. But I guess what the slide here demonstrates is that we think we’ve got a great company, and we think that at least on a relative valuation basis there’s probably a significant upside for long-term holders. The chart on the right is a similar story, but really the metric here is just price to earnings or a more conventional valuation metric.

Finally, we’ll show is what type of investors seem to appreciate the Tidewater story. Unlike many oil field services companies, we seem to have a shareholder base that is very heavily dominated by fundamental investors, as opposed to momentum investors. Quite frankly, we think that’s the right type of shareholder base based on the operating and financing decisions that we’re making. But, again, this is something that Thomson has provided us, which demonstrates that we have a very heavy representation of what we would consider to be those focusing on long-term fundamentals, as we hope you are.

And now I’ll wrap up with the basic financial policy at Tidewater. This is something that my predecessor used in a lot of his presentations. And we really have one — no single metric, which is driving our business, but a core philosophy within Tidewater is to maintain financial strength. We recognize we’re in a cyclical industry that is capital intensive. And, we need to have a financial profile that allows us to survive and thrive in all environments. We have a longstanding commitment to renew the fleet.

We have ebbed and flowed our capital commitments based on the economics of construction or M&A. When pricing got frothy, we stepped a bit back from the market. And as the market opportunities have presented themselves, we’ve been prepared to be opportunistic. But at the end of the day, what you’re interested in is that we deliver results. We think we have a report card that supports the case that we are doing so. And we, again, appreciate all the support that you provide to the management team.

With that, I’ll turn it over to Dean Taylor.

Dean Taylor: Quinn, thank you very much. Before I proceed on with the formal part of the business, there’s a couple of other items I’d like to bring to everyone’s attention. First, we have a terrific relationship with our auditing firm, Deloitte & Touche. And we had an auditor who was responsible for auditing our account the last five years, Mike Keith, of whom we just have the highest opinion; total integrity, great work ethic, great friend. And, Mike, we’d like to give you a little token of our appreciation. Thank you, Mike. Thanks for everything you did for us.

Next, there are not many companies in the world that have 50-year employees. We have a couple of them. A couple of years ago, I recognized Horace Solar, who had the misfortune of being my first supervisor at Tidewater 31 years ago. Horace is with us today, and it sometimes shows you the way our Service Award Program works.

We’re presenting — Horace now his 52 years with the Company, but we’re going to give him his 50-year award. And Horace, you’re back in the back. And Cheryl your award that’s been sitting on my desk for two years. My apologies. And Horace isn’t our only 50-year employee. This year in May — [Ed Cooley] — Ed, would you rise please?

Ed completed 50 years of service with our company in May of this year. And if can see those steps, Ed, we have a little token of appreciation for you. We don’t have your service award because you haven’t given us — you haven’t submitted either your 45 — he hasn’t submitted his 45-year request or his 50-year request yet.

Ed Cooley: I’m holding on for it. Thank you.

Dean Taylor: But we have a little memento of our appreciation. And it reads like this, “Congratulations, Ed, on reaching this employment anniversary with Tidewater. The success of Tidewater is the direct results of every employee striving to be the best they can be. The talent, skill, and knowledge you have acquired and demonstrated over the years has resulted in significant contributions to Tidewater’s success. You’ve helped the Company gain the valued reputation we enjoy today. And your service to Tidewater is important and deeply appreciated. And it really is.

Ed Cooley: I appreciate it. Thank you.

Dean Taylor: This is one of our five largest ships in our fleet, the William O’Malley, who was named after my predecessor, dear friend, mentor, Bill O’Malley. It’s a 26,000 horsepower anchor handling supply vessel. It’s presently working, I think, in Brazil and generating fantastic returns for our Corporation.

Some of the best returns, though, that Bill has been responsible for in our corporation has been return on human capital. This is a chart that shows the relationship of lost time accidents and our total recordable incident rate through time. Bill came to our company September 17th in 1994, which was after the end of our fiscal year 1994, which would have ended in September — excuse me, would have ended March 31, 1994.

You can see that year we had about 138 lost time accidents. I don’t know how many were fatality, but even if it were one, it was too many. You can see after one year of Bill being on the job, our lost time accidents dropped from roughly 138 to about 98. So in one year, he caused a diminution in our lost time accident rate of 40 on a total basis. And by 1996, you can see a drop from roughly 98 to 20, and has been on a decreasing scale ever since.

You know, Bill is a financial man. Bill didn’t come from operations. He didn’t — his original background was a consulting background. Yet, he was able, through the course of his leadership and dedication to the task achieve this tremendous result in terms of our safe operations in our fleet. And, you know, everybody else in the oil service space, unlike those pictures that Joe showed you earlier today, they work on a platform that’s almost as stable as this auditorium.

Some people work on drillships that are not quite as stable as the auditorium, but almost everyone else works either on a platform or in an office. And you see the conditions to which our employees are exposed, and yet this is the result of the dedication and leadership exhibited by Bill. So, from our 8,500 employees, Bill, we thank you for the leadership that you exhibited.

This is another chart that Quinn showed earlier. But, remember, Bill came aboard in roughly fiscal 1995. And, at that time, I can remember being out in the field. And we thought if we got $3,000 a day day rate for a boat we were really cutting a fat hog; we were doing a really good job. And the market got a little bit tight in 1996 and ‘97. And Bill did the unthinkable in our industry.

He came into a meeting one day, and he said, Fellas, starting tomorrow, our day rates are going — and day rates at the time were about $2,000 a day. He said, starting tomorrow, no boat leaves the dock unless it’s $4,800 a day. We actually had one salesman quit and said, I can’t do that to my customers. It’s unconscionable to do to my customer. And Bill said, well, that’s what we’re going to do, and I’m sure we’re going to get some boats back, but that’s what we’re going to do.

Well, he brought to the industry, and not just to Tidewater, but to the industry, a concept of profitability that had been sorely lacking prior to his arrival. During that run-up in fiscal year 1997, ‘98, and ‘99 you can see what happened to our revenues and our margins and it was a result, again, of his leadership. He took a strong stand against the opinion of many.

Lots of people said it couldn’t be done, as many people said about his safety efforts; that it couldn’t be done, that we just wasn’t going to be able to achieve what he had set as a goal to achieve and yet, he did it. And you can see since fiscal 1995 to the present what’s happened to our revenue, our margins, our company, our industry, and it really is a result of the leadership of this man.

The first edition of this magazine called The Maritime Executive had Bill on its cover. It’s had many other industry leaders since that time on that cover, but Bill was the first; I think that’s appropriate. Bill was the first true leader to change the face of profitability in our industry and safety in our industry. And, Bill, all I can say is thank you for all you’ve done for our company, for our industry, for me personally — all the families related to Tidewater.

And we have a little something here for you. It’s a gift certificate and also a Certificate of Appreciation. And it reads, Bill O’Malley, in recognition of your dedication and leadership that has set the standard for others to follow, Tidewater would like to express its gratitude with this small token of appreciation. During your years of service as Chief Executive Officer, Chairman, and Board Member of Tidewater, you have exhibited the highest levels of integrity and competence, and your outstanding service is hereby commended.

Tidewater has benefited significantly from your service. I hope you will accept our sincere thanks for your contribution to making Tidewater what it is today. Enjoy your retirement, fair winds, and following seas. Thank you.

Now, we’ll get back to the formal portion of the business meeting. Will the Secretary please hand me the results of the ballot? The results show that all of the proposals had passed by the required vote, and that all Directors standing for election have been re-elected by comfortable majorities.

I hereby declare that the nominees for Director have been duly elected, the 2009 Stock Incentive Plan has been approved, and that the appointment of Deloitte & Touche as independent registered public accounting firm for the corporation for fiscal 2010 has been duly ratified.

I say before we adjourn, I see one other individual who was very instrumental in the history of our company. I didn’t notice - note him earlier, but Dick Currence could you rise and please let everybody acknowledge your presence.

Dick was our President from about 1992 through 2004-2005 and as someone who was supervised by Dick I can tell you that he changed the way all of us looked at the way we marketed our equipment to our customers.

He formed the basis of a fantastic sales team that we have around the world today and Dick I want to thank you for your contributions to our success.

If there are no questions this will bring us to the conclusion of our meeting. I’d like to express my appreciation to all of you attending today, including our employees, shareholders, customers, suppliers, advisors, and friends. And I thank you for your cooperation, support, and friendship.

The meeting is adjourned. Thank you very much.